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                                                                   EXHIBIT 10.32

                      [CONFIDENTIAL TREATMENT REQUESTED]


NATIONAL ASSOCIATION OF REALTORS(TM)             EXECUTIVE OFFICES
                                                 430 NORTH MICHIGAN AVENUE
The Voice For Real Estate(R)                     CHICAGO, IL 60611-4087
                                                 800.374.6500 FAX: 321.329.9960

                                                 700 ELEVENTH STREET,NW
                                                 WASHINGTON, DC 20001-1507
                                                 303.383.1000 FAX: 303.283.1035

                                                 www.REALTOR.com
[LOGO]
REALTOR(R)                              May 17, 1999

  Stuart Wolff
  Chairman & CEO
  RealSelect, Inc.
  225 West Hillcrest Drive/Suite 100
  Thousand Oaks, CA 91360

  Dear Stuart:

  The purpose of this letter is to set forth the terms and conditions upon which the NATIONAL ASSOCIATION OF REALTORS(R) (NAR) and its wholly-owned subsidiary, REALTORS(R) Information Network, Inc. (RIN) are willing to consent to the acquisition, management and operation by RealSelect of as Internet site that displays information pertaining to the rental of real property ("Rental Site").

  1. The Rental Site will be controlled by RealSelect and not by its parent corporation.

  2. The site initially may operate with two Internet URL addresses, one being the URL currently used by the acquired company and the second being a REALTOR(R) branded URL to be agreed upon by Real/Select and NAR and to be owned by NAR. RealSelect agrees to use only the REALTORS(R) branded URL as soon as it is commercially reasonable, but in no event more than *_______* after the acquisition of the Rental Site, provided, however, that if at the end of the *_______* period following acquisition of the Rental Site, (i) RealSelect can demonstrate that it has used commercially reasonable efforts to move all of the content to the REALTOR(R) branded URL but in spite of such efforts RealSelect will experience *_______* or more of the total content on the Rental Site by using only the REALTOR(R) branded URL, or
     (ii) in response to an official action of the NATIONAL ASSOCIATION OF REALTORS(R), an organization representing property managers takes an official action to discourage its members from advertising rental properties on the REALTOR(R) branded URL and RealSelect can demonstrate that in spite of exercising commercially reasonable efforts, it will experience *___________* or more of the total content on the Rental Site by using only the REALTOR(R) branded URL, then RealSelect may continue to use both Internet URL addresses for an additional *_________* period, after which time RealSelect must use only the REALTOR(R) branded URL.

  3. A hypertext link shall be established from the Rental Site to REALTOR.com after RealSelect receives the express written consent of NAR or when RealSelect commences using only the REALTOR branded URL, whichever comes first, provided, however, that no link to REALTOR.com shall be established or maintained if information on the Rental Site in any way disparages REALTORS or NAR or discourages the use of the real estate professionals in the process of seeking housing. A link may be established from the non-Realtor branded Internet URL address, at NAR's sole discretion.

_______________________
* Confidential treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and have been separately filed with the Securities and Exchange Commission.
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  4. A hypertext link shall be established from REALTOR.com to the Rental Site after RealSelect receives the express written consent of NAR or when RealSelect commences using only the REALTOR branded URL, whichever comes first, provided, however, that no link from REALTOR.com shall be established and maintained if information on the Rental Site in any way disparages REALTORS or NAR or discourages the use of real estate professionals in the process of seeking housing. A link may be established from REALTOR.com to the non-Realtor branded Internet URL address, at NAR's sole discretion.

  5. Any *_______________________________________________________________* which appear on the Rental Site must be listed for rent *____________________* or listed for rent *__________________________________________________________
     _______________________________*. Notwithstanding the foregoing, RealSelect may display on the Rental Site *__________________________* in a particular geographic area that are listed with *____________________________* who are not *_________________________* if (i) RealSelect provides objective market data acceptable to RIN which demonstrates that in either a given MSA or jurisdiction of a *_____________________________* fewer than *_________*
     of such properties that are listed for rent are *________________________*. RIN shall advise RealSelect within five business days after receipt of the market data whether RIN accepts or challenges the market data. RealSelect must cease accepting or renewing *_______________________________* once
     Realtor Listings in the Exceptions Market exceed *___________________* and
     (ii) RealSelect establishes and maintains commercially reasonable price differentials for home pages, enhanced property ads and other Internet advertising *_____________________________________________________________
     _______________*.

  6. Except as otherwise provided herein, RealSelect agrees to operate the Rental Site in a manner consistent with the terms of paragraphs 1.1, 2.1(b), 3.4, 5.2(b), 5.3(a), 5.7(a), 5.7(c), 5.7(d), 5.7(g), 6.4, 7.2,
     8.1(b) and 9.2 of the Operating Agreement dated as of November 26, 1996, between RealSelect and RIN, as amended from time to time ("Operating Agreement"), except that RIN and NAR agree that Section 5.3(a) of the Operating Agreement shall not apply until six months after the acquisition of the Rental Site and further that ads for apartment building rentals may appear on the Rental Site even if those rentals are not listed with REALTORS(R). No properties that are for sale may appear on the Rental Site for the duration of the Operating Agreement and for two years thereafter. Except for paragraphs 1.1, 2.1(b), 3.4, 5.7(a), 5.7(c), 6.4, 7.2 and 9.2 of
     the Operating Agreement, all sections referred to in this paragraph 6 shall refer only to properties listed for rent *_________________________________
     _____________________________________*.

  7. RealSelect agrees to use its best efforts to assure that the performance of its obligations for the Rental Site will have no impact on the quality or timeliness of the performance of its duties and obligations under the Operating Agreement.

  8. *____* pricing or discounts will be provided by RealSelect to REALTORS(R) for *___________________________________________* for like services or products on the Rental Site, with the amount of such pricing or discounts to be negotiated in good faith by RealSelect and NAR.

  9. RealSelect agrees to pay Data Content Providers and RIN revenues from the Rental Site as provided for in Section 6.4(a) of the Operating Agreement, as amended from time to time, in accordance with the formula specified for "Calendar Year 2000 and thereafter"; provided, however, that the percentage to be paid to Data Contents Providers (in the aggregate) shall be *________
     _____________________________________________*.


___________________
* Confidential treatment has been requested with respect to certain portions of this exhibit. Confidential portions have been omitted from the public filing and have been separately filed with the Securities and Exchange Commission.

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    10. Upon termination of this agreement, RealSelect shall cease all use of the Realtor(R) branded URL. In the event that this agreement is terminated by RealSelect due to a breach by NAR, NAR agrees that it will cease use of the REALTOR(R) branded URL. If this agreement terminates for reasons other than a breach by NAR, RealSelect acknowledges that NAR may continue use of the REALTOR(R) branded URL. Additionally, upon termination RealSelect agrees promptly to transfer to NAR all content on the Rental Site that was provided by REALTOR(R) multiple listing services.


Sincerely,



/s/ Terrence M. McDermott                     /s/ Robert A. Goldberg
Terrence M. McDermott                         Robert A. Goldberg
Executive Vice President                      President & CEO
NATIONAL ASSOCIATION OF REALTORS(R)           REALTORS(R) Information Network


RealSelect, Inc. hereby agrees to
the above terms and conditions.


By:      /s/ Stuart H. Wolff
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Title:   CEO
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Date:    5-18-99
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